CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Berry Petroleum Company on Form S-8 (File No. 333-62799, 333-62871 and 333-62873)of our report dated March 9, 2001 on our audits of the financial statements of Berry Petroleum Company as of December 31, 2000 and 1999 and for the three years in the period ended December 31, 2000, which report is included in this Annual Report on Form 10-K.



PRICEWATERHOUSECOOPERS LLP


March 9, 2001
Los Angeles, California










                              EXHIBIT 23.1